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EXHIBIT 23


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


TO: Telkonet, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Telkonet, Inc. for the year ended December 31, 2004 of our report dated January 18, 2005 and contained in the Registration Statement NO. 333-114425 of Telkonet, Inc. Form S-3 under the Securities Act of 1933 insofar as such report relates to the financial statements of Telkonet, Inc. for the year ended December 31, 2004.



                            /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                            --------------------------------------------
                                Russell Bedford Stefanou Mirchandani LLP



McLean, Virginia
January 18, 2005